                                                                    EXHIBIT 99.1

                        Report of Independent Accountants


To the Board of Directors and Shareholders
HCC Insurance Holdings, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, comprehensive income, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of HCC Insurance Holdings, Inc. and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, effective January 1, 2000 the Company changed its method of revenue recognition for certain contracts as prescribed by the Securities and Exchange Commission's Staff Accounting Bulletin No. 101 entitled "Revenue Recognition in Financial Statements".



/s/ PricewaterhouseCoopers LLP




Houston, Texas
March 21, 2001 except for the
second paragraph of Note 2, as
to which the date is May 28, 2001.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                           Consolidated Balance Sheets

                                   ----------


                                                                      Pro forma
                                                                   -----------------
                                                                   December 31, 2000
                                                                      (Unaudited,                December 31,
                                                                      See Note 2)          2000                1999
                                                                    ---------------    ---------------    ---------------
ASSETS
Investments:
  Fixed income securities, at market
      (cost: 2000 $422,821,000; 1999 $343,534,000)                  $   433,844,000    $   433,844,000    $   342,641,000
  Marketable equity securities, at market
      (cost: 2000 $8,896,000; 1999 $22,493,000)                           6,282,000          6,282,000         19,970,000
  Short-term investments, at cost, which approximates market            264,141,000        263,805,000        215,694,000
  Other investments, at cost, which approximates fair value               7,182,000          7,182,000          3,017,000
                                                                    ---------------    ---------------    ---------------
      Total investments                                                 711,449,000        711,113,000        581,322,000

Cash                                                                     13,991,000         13,991,000         26,825,000
Restricted cash and cash investments                                    101,738,000        101,738,000         84,112,000
Premium, claims and other receivables                                   586,721,000        586,721,000        622,910,000
Reinsurance recoverables                                                789,412,000        789,412,000        736,485,000
Ceded unearned premium                                                  114,469,000        114,469,000        133,657,000
Ceded life and annuity benefits                                          86,760,000         86,760,000         95,760,000
Deferred policy acquisition costs                                        39,108,000         39,108,000         40,450,000
Property and equipment, net                                              39,438,000         39,438,000         37,924,000
Goodwill                                                                266,015,000        266,015,000        263,687,000
Other assets                                                             18,995,000         18,995,000         42,844,000
                                                                    ---------------    ---------------    ---------------
      TOTAL ASSETS                                                  $ 2,768,096,000    $ 2,767,760,000    $ 2,665,976,000
                                                                    ===============    ===============    ===============

LIABILITIES
Loss and loss adjustment expense payable                            $   944,117,000    $   944,117,000    $   871,104,000
Life and annuity policy benefits                                         86,760,000         86,760,000         95,760,000
Reinsurance balances payable                                            130,746,000        130,746,000        113,373,000
Unearned premium                                                        190,550,000        190,550,000        188,524,000
Deferred ceding commissions                                              30,013,000         30,013,000         39,792,000
Premium and claims payable                                              594,852,000        594,852,000        598,638,000
Notes payable                                                            59,633,000        212,133,000        242,546,000
Accounts payable and accrued liabilities                                 47,659,000         47,659,000         57,800,000
                                                                    ---------------    ---------------    ---------------

      Total liabilities                                               2,084,330,000      2,236,830,000      2,207,537,000

SHAREHOLDERS' EQUITY

Common Stock, $1.00 par value; 250,000,000 shares authorized;
  (shares issued and outstanding: pro forma 58,242,006;
    2000 51,342,006; 1999 49,835,832)                                    58,242,000         51,342,000         49,836,000
Additional paid-in capital                                              342,935,000        196,999,000        175,363,000
Retained earnings                                                       277,876,000        277,876,000        235,932,000
Accumulated other comprehensive income (loss)                             4,713,000          4,713,000         (2,692,000)
                                                                    ---------------    ---------------    ---------------

      Total shareholders' equity                                        683,766,000        530,930,000        458,439,000
                                                                    ---------------    ---------------    ---------------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                    $ 2,768,096,000    $ 2,767,760,000    $ 2,665,976,000
                                                                    ===============    ===============    ===============


See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                       Consolidated Statements of Earnings

                                   ----------


                                                                    For the years ended December 31,
                                                               2000               1999               1998
                                                           -------------      -------------      -------------
REVENUE

Net earned premium                                         $ 267,647,000      $ 141,362,000      $ 143,100,000
Management fees                                               96,058,000         90,713,000         74,045,000
Commission income                                             49,886,000         58,233,000         40,804,000
Net investment income                                         39,836,000         30,946,000         29,342,000
Net realized investment gain (loss)                           (5,321,000)        (4,164,000)           845,000
Other operating income                                        25,497,000         28,475,000         22,268,000
                                                           -------------      -------------      -------------

      Total revenue                                          473,603,000        345,565,000        310,404,000

EXPENSE

Loss and loss adjustment expense                             198,470,000        109,650,000         91,302,000

Operating expense:
  Policy acquisition costs, net                               23,743,000          8,177,000         10,978,000
  Compensation expense                                        83,086,000         79,196,000         57,227,000
  Provision for reinsurance                                           --         43,462,000                 --
  Other operating expense                                     53,274,000         53,273,000         36,558,000
                                                           -------------      -------------      -------------
      Total operating expense                                160,103,000        184,108,000        104,763,000

Interest expense                                              20,347,000         12,964,000          6,021,000
                                                           -------------      -------------      -------------

      Total expense                                          378,920,000        306,722,000        202,086,000
                                                           -------------      -------------      -------------

      Earnings before income tax provision                    94,683,000         38,843,000        108,318,000

Income tax provision                                          37,202,000         12,271,000         35,208,000
                                                           -------------      -------------      -------------

      Earnings before cumulative effect of
         accounting change                                    57,481,000         26,572,000         73,110,000

Cumulative effect of accounting change, net of
  deferred tax effect of $1,335,000                           (2,013,000)                --                 --
                                                           -------------      -------------      -------------

      NET EARNINGS                                         $  55,468,000      $  26,572,000      $  73,110,000
                                                           =============      =============      =============

BASIC EARNINGS PER SHARE DATA:


       Earnings before accounting change                   $        1.13      $        0.53      $        1.49
       Cumulative effect of accounting change                      (0.04)                --                 --
                                                           -------------      -------------      -------------

       Net earnings                                        $        1.09      $        0.53      $        1.49
                                                           =============      =============      =============

       Weighted average shares outstanding                    50,742,000         50,058,000         48,917,000
                                                           =============      =============      =============

DILUTED EARNINGS PER SHARE DATA:

       Earnings before accounting change                   $        1.11      $        0.52      $        1.46
       Cumulative effect of accounting change                      (0.04)                --                 --
                                                           -------------      -------------      -------------

       Net earnings                                        $        1.07      $        0.52      $        1.46
                                                           =============      =============      =============

       Weighted average shares outstanding                    51,619,000         50,646,000         49,933,000
                                                           =============      =============      =============

See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                 Consolidated Statements of Comprehensive Income

                                   ----------

                                                                                        For the years ended December 31,
                                                                                     2000            1999            1998
                                                                                  ------------    ------------    ------------
Net earnings                                                                      $ 55,468,000    $ 26,572,000    $ 73,110,000

Other comprehensive income net of tax:

     Foreign currency translation adjustment                                          (172,000)        167,000        (344,000)

     Investment gains (losses):
         Investment gains (losses)
             during the year, net of income tax
             charge (benefit) of $2,386,000 in 2000,
             ($8,042,000) in 1999 and $1,283,000 in 1998                             4,118,000     (15,271,000)      2,598,000



         Less reclassification adjustment for (gains) losses included in net earnings, net of income tax (charge) benefit of $1,862,000 in 2000,
             $1,457,000 in 1999 and
             ($296,000) in 1998                                                      3,459,000       2,707,000        (549,000)
                                                                                  ------------    ------------    ------------


     Other comprehensive income (loss)                                               7,405,000     (12,397,000)      1,705,000
                                                                                  ------------    ------------    ------------


         COMPREHENSIVE INCOME                                                     $ 62,873,000    $ 14,175,000    $ 74,815,000
                                                                                  ============    ============    ============



See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

           Consolidated Statements of Changes in Shareholders' Equity
              For the years ended December 31, 2000, 1999 and 1998

                                   ----------





                                                                                Additional
                                                                Common           paid-in          Retained
                                                                Stock            capital          earnings
                                                            -------------     -------------     -------------
BALANCE AS OF DECEMBER 31, 1997                             $  48,756,000     $ 153,637,000     $ 155,386,000

Net earnings                                                           --                --        73,110,000

Other comprehensive income                                             --                --                --

206,504 shares of Common Stock issued for exercise
  of options, including tax benefit of $925,000                   206,000         1,997,000                --

287,025 shares of Common Stock issued for
  purchased companies                                             287,000         5,472,000                --

Dividends to shareholders of pooled
  company prior to acquisition                                         --                --          (443,000)

Cash dividends declared, $0.16 per share                               --                --        (7,683,000)
                                                            -------------     -------------     -------------

    BALANCE AS OF DECEMBER 31, 1998                         $  49,249,000     $ 161,106,000     $ 220,370,000
                                                            =============     =============     =============



                                                             Accumulated
                                                               other             Total
                                                            comprehensive     shareholders'
                                                            income (loss)       equity
                                                            -------------     -------------
BALANCE AS OF DECEMBER 31, 1997                             $   8,000,000     $ 365,779,000

Net earnings                                                           --        73,110,000

Other comprehensive income                                      1,705,000         1,705,000

206,504 shares of Common Stock issued for exercise
  of options, including tax benefit of $925,000                        --         2,203,000

287,025 shares of Common Stock issued for
  purchased companies                                                  --         5,759,000

Dividends to shareholders of pooled
  company prior to acquisition                                         --          (443,000)

Cash dividends declared, $0.16 per share                               --        (7,683,000)
                                                            -------------     -------------

    BALANCE AS OF DECEMBER 31, 1998                         $   9,705,000     $ 440,430,000
                                                            =============     =============




                See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

           Consolidated Statements of Changes in Shareholders' Equity
              For the years ended December 31, 2000, 1999 and 1998
                                   (continued)

                                   ----------



                                                                                 Additional
                                                                Common            paid-in            Retained
                                                                Stock             capital            earnings
                                                            -------------      -------------      -------------
BALANCE AS OF DECEMBER 31, 1998                             $  49,249,000      $ 161,106,000      $ 220,370,000

Net earnings                                                           --                 --         26,572,000

Other comprehensive income (loss)                                      --                 --                 --

505,555 shares of Common Stock issued for exercise
  of options, including tax benefit of $1,156,000                 506,000          4,277,000                 --

101,330 shares of Common Stock issued for
  purchased companies                                             101,000          1,899,000                 --

414,207 shares of Common Stock contractually
  issuable in the future                                               --          8,271,000                 --

Dividends to shareholders of pooled company
   prior to acquisition                                                --                 --         (1,005,000)

Cash dividends declared, $0.20 per share                               --                 --         (9,733,000)

Contractual adjustments to previous acquisitions                  (20,000)          (190,000)          (272,000)
                                                            -------------      -------------      -------------

    BALANCE AS OF DECEMBER 31, 1999                         $  49,836,000      $ 175,363,000      $ 235,932,000
                                                            =============      =============      =============




                                                             Accumulated
                                                               other              Total
                                                            comprehensive      shareholders'
                                                            income (loss)         equity
                                                            -------------      -------------
BALANCE AS OF DECEMBER 31, 1998                             $   9,705,000      $ 440,430,000

Net earnings                                                           --         26,572,000

Other comprehensive income (loss)                             (12,397,000)       (12,397,000)

505,555 shares of Common Stock issued for exercise
  of options, including tax benefit of $1,156,000                      --          4,783,000

101,330 shares of Common Stock issued for
  purchased companies                                                  --          2,000,000

414,207 shares of Common Stock contractually
  issuable in the future                                               --          8,271,000

Dividends to shareholders of pooled company
   prior to acquisition                                                --         (1,005,000)

Cash dividends declared, $0.20 per share                               --         (9,733,000)

Contractual adjustments to previous acquisitions                       --           (482,000)
                                                            -------------      -------------

    BALANCE AS OF DECEMBER 31, 1999                         $  (2,692,000)     $ 458,439,000
                                                            =============      =============

                See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

           Consolidated Statements of Changes in Shareholders' Equity
              For the years ended December 31, 2000, 1999, and 1998
                                   (continued)

                                   ----------


                                                                                  Additional
                                                                 Common            paid-in           Retained
                                                                 Stock             capital           earnings
                                                             -------------     -------------      -------------
BALANCE AS OF DECEMBER 31, 1999                              $  49,836,000     $ 175,363,000      $ 235,932,000

Net earnings                                                            --                --         55,468,000

Other comprehensive income                                              --                --                 --

1,266,701 shares of Common Stock issued for exercise
  of options, including tax benefit of $3,627,000                1,266,000        19,596,000                 --

Issuance of 144,973 shares of contractually
   issuable Common Stock                                           145,000          (145,000)                --

Issuance of 94,500 shares of contingently
  issuable Common Stock                                             95,000         1,145,000                 --

Contractual grant of pooled company common
  stock by a shareholder prior to acquisition                           --         1,040,000                 --

Dividends to shareholders of pooled
   company prior to acquisition                                         --                --         (2,593,000)

Cash dividends declared, $0.22 per share                                --                --        (10,931,000)
                                                             -------------     -------------      -------------


    BALANCE AS OF DECEMBER 31, 2000                          $  51,342,000     $ 196,999,000      $ 277,876,000
                                                             =============     =============      =============



                                                              Accumulated
                                                                 other              Total
                                                             comprehensive       shareholders'
                                                             income (loss)         equity
                                                             -------------      -------------
BALANCE AS OF DECEMBER 31, 1999                              $  (2,692,000)     $ 458,439,000

Net earnings                                                            --         55,468,000

Other comprehensive income                                       7,405,000          7,405,000

1,266,701 shares of Common Stock issued for exercise
  of options, including tax benefit of $3,627,000                       --         20,862,000

Issuance of 144,973 shares of contractually
   issuable Common Stock                                                --                 --

Issuance of 94,500 shares of contingently
  issuable Common Stock                                                 --          1,240,000

Contractual grant of pooled company common
  stock by a shareholder prior to acquisition                           --          1,040,000

Dividends to shareholders of pooled
   company prior to acquisition                                         --         (2,593,000)

Cash dividends declared, $0.22 per share                                --        (10,931,000)
                                                             -------------      -------------


    BALANCE AS OF DECEMBER 31, 2000                          $   4,713,000      $ 530,930,000
                                                             =============      =============

                 See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                      Consolidated Statements of Cash Flows

                                   ----------

                                                                           For the years ended December 31,
                                                                      2000               1999               1998
                                                                  -------------      -------------      -------------
Cash flows from operating activities:
  Net earnings                                                    $  55,468,000      $  26,572,000      $  73,110,000
  Adjustments to reconcile net earnings to net
    cash provided by operating activities:
    Change in premium, claims and other receivables                  30,501,000        (92,206,000)      (102,804,000)
    Change in reinsurance recoverables                              (52,007,000)      (284,504,000)      (195,707,000)
    Change in ceded unearned premium                                 19,188,000         31,408,000        (64,958,000)
    Change in deferred policy acquisition costs, net                 (8,664,000)        (4,659,000)         5,666,000
    Change in other assets                                           13,362,000        (12,081,000)           410,000
    Change in loss and loss adjustment expense payable               72,311,000        264,360,000        181,626,000
    Change in reinsurance balances payable                           17,052,000        (15,098,000)        47,069,000
    Change in unearned premium                                        2,689,000        (31,138,000)        46,074,000
    Change in premium and claims payable, net of
      restricted cash                                               (20,727,000)       102,114,000         64,364,000
    Change in accounts payable and accrued liabilities              (12,229,000)         4,707,000         (9,205,000)
    Net realized investment (gain) loss                               5,321,000          4,164,000           (845,000)
    Gains on sales of other operating investments                    (5,739,000)        (5,523,000)        (4,694,000)
    Provision for reinsurance                                                --         43,462,000                 --
    Depreciation and amortization expense                            19,908,000         13,420,000          7,405,000
    Other, net                                                        1,390,000         (1,824,000)         4,157,000
                                                                  -------------      -------------      -------------

      Cash provided by operating activities                         137,824,000         43,174,000         51,668,000

Cash flows from investing activities:
  Sales of fixed income securities                                  137,175,000        131,485,000         18,212,000
  Maturity or call of fixed income securities                        34,341,000         17,050,000         30,202,000
  Sales of equity securities                                          7,969,000          2,886,000          4,160,000
  Dispositions of other operating investments                        27,803,000         15,905,000          3,324,000
  Change in short-term investments                                  (69,400,000)       (14,935,000)       (24,667,000)
  Cash paid for companies acquired, net of cash received             (8,909,000)      (186,923,000)       (33,011,000)
  Cost of investments acquired                                     (244,586,000)       (70,736,000)       (43,968,000)
  Purchase of property and equipment and other                       (9,535,000)        (9,114,000)       (15,384,000)
                                                                  -------------      -------------      -------------

      Cash used by investing activities                            (125,142,000)      (114,382,000)       (61,132,000)

Cash flows from financing activities:
  Proceeds from notes payable                                        26,700,000        547,000,000         74,200,000
  Sale of Common Stock                                               17,235,000          3,627,000          1,278,000
  Payments on notes payable                                         (57,042,000)      (458,600,000)       (49,950,000)
  Dividends paid                                                    (12,409,000)       (10,226,000)        (7,582,000)
                                                                  -------------      -------------      -------------

      Cash provided (used) by financing activities                  (25,516,000)        81,801,000         17,946,000
                                                                  -------------      -------------      -------------
      Net change in cash                                            (12,834,000)        10,593,000          8,482,000
      Cash as of beginning of year                                   26,825,000         16,232,000          7,750,000
                                                                  -------------      -------------      -------------
      CASH AS OF END OF YEAR                                      $  13,991,000      $  26,825,000      $  16,232,000
                                                                  =============      =============      =============



See Notes to Consolidated Financial Statements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements


(1)      GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES

         HCC Insurance Holdings, Inc. ("the Company" or "HCC") and its subsidiaries, include domestic and foreign property and casualty and life insurance companies, underwriting agencies, intermediaries and service companies. HCC, through its subsidiaries, provides specialized property and casualty and life and health insurance to commercial customers in the areas of accident and health reinsurance and aviation, marine and offshore energy, medical stop-loss, property and workers' compensation insurance. The principal insurance company subsidiaries are Houston Casualty Company ("HC") in Houston, Texas, and London, England; HCC Life Insurance Company ("HCCL") in Houston, Texas; U.S. Specialty Insurance Company ("USSIC") in Houston, Texas; and Avemco Insurance Company ("AIC") in Frederick, Maryland. The underwriting agency subsidiaries provide underwriting management and claims servicing for insurance and reinsurance companies, specializing in aviation, medical stop-loss, occupational accident and workers' compensation insurance and a variety of accident and health related reinsurance products. The principal agency subsidiaries are LDG Reinsurance Corporation ("LDG Re") in Wakefield, Massachusetts and New York City, New York; and HCC Benefits Corporation ("HCCB") in Atlanta, Georgia, Costa Mesa, California, Wakefield, Massachusetts, Minneapolis, Minnesota and Dallas, Texas. We have recently consolidated the operations of other of the Company's agencies with certain of the Company's insurance companies. The intermediary subsidiaries provide brokerage, consulting and other intermediary services to insurance and reinsurance companies, commercial customers and individuals in the same lines of business as the insurance companies operate. The Company's principal intermediary subsidiaries are HCC Intermediaries, Inc. ("HCCI") in Houston, Texas; HCC Employee Benefits, Inc. ("HCCEB") in Houston, Texas and Atlanta, Georgia; and Rattner Mackenzie Limited ("RML") in London, England. The service company subsidiaries perform various insurance related services for insurance companies.

         The preparation of financial statements in conformity with generally accepted accounting principles in the United States ("GAAP") requires management to make estimates and assumptions. This affects amounts reported in the financial statements and the disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

         A description of the significant accounting and reporting policies utilized by the Company in preparing the consolidated financial statements is as follows:

         Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

         The consolidated financial statements have been restated for all periods presented to include the accounts and operations of a group of companies acquired on January 19, 2001 in a transaction accounted for using the pooling-of-interests method of accounting.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES, CONTINUED

        Investments

        Fixed income securities and marketable equity securities are classified as available for sale and are carried at quoted market value, if readily marketable, or at management's estimated fair value, if not readily marketable. The change in unrealized gain or loss with respect to these securities is recorded as a component of other comprehensive income, net of the related deferred income tax effects, if any. Fixed income securities available for sale are purchased with the original intent to hold to maturity, but they may be available for sale if market conditions warrant, or if the Company's investment policies dictate, in order to maximize the Company's investment yield. Short-term investments and restricted short-term investments are carried at cost, which approximates market value.

        For the mortgage-backed securities portion of the fixed income portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. When actual prepayments differ significantly from anticipated prepayments, the estimated economic life is recalculated and the remaining unamortized premium or discount is amortized prospectively over the remaining economic life.

        The realized gain or loss on investment transactions is determined on an average cost basis and included in earnings on the trade date. When impairment of the value of an investment is considered other than temporary, the decrease in value is reported in earnings as a realized investment loss and a new cost basis is established.

        Property and Equipment

        Property and equipment are carried at cost, net of accumulated depreciation. Depreciation expense is provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the estimated useful life or the term of the respective lease. Upon disposal of assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in earnings.

        Costs incurred in developing or purchasing management information systems are capitalized and included in property and equipment. These costs are amortized over their estimated useful lives from the dates the systems are placed in service.

        Earned Premium, Deferred Policy Acquisition Costs and Ceding Commissions of Insurance Company Subsidiaries

        All of the policies written by the Company are short-duration as defined by current accounting literature. Written premium, net of reinsurance, is primarily included in earnings on a pro rata basis over the lives of the related policies. However, for certain types of business, it is recognized over the period of risk in proportion to the amount of insurance risk provided. Policy acquisition costs, including commissions, taxes, fees and other direct costs of underwriting policies, less ceding commissions allowed by reinsurers, including expense allowances, are deferred and charged or credited to earnings proportionate to the premium earned. Historical and current loss and loss adjustment expense experience and anticipated investment income are considered in determining the recoverability of deferred policy acquisition costs.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES, CONTINUED

        Management Fees and Commission Income

        When there is no future servicing obligation, management fees and commission income are recognized on the revenue recognition date, which is the later of the effective date of policy, the date when the premium can be reasonably established, or the date when substantially all the services relating to the insurance placement have been rendered to the client. When additional services are required, the service revenue is deferred and recognized over the service period. The Company also records an allowance for estimated return commissions which the Company may be required to pay upon the early termination of policies.

        The Company changed certain of its revenue recognition methods for its agencies and intermediaries to agree with guidance contained in SEC Staff Accounting Bulletin Number 101 ("SAB 101") entitled "Revenue Recognition in Financial Statements." Previously, the Company's agencies and intermediaries recognized revenue in conformity with principles that historically had been considered generally accepted accounting principles for insurance agents and brokers. The Company had recognized return commissions when the event occurred that caused the return and accrued a liability for future servicing costs, when significant, instead of deferring revenue.

        The after-tax cumulative non-cash charge resulting from the adoption of SAB 101 was $2.0 million. As required by this new accounting guidance, the Company has restated the 2000 first quarter results for the cumulative effect of the change in accounting. The change was not material to earnings before cumulative effect of accounting change for the year ended December 31, 2000 or to net earnings for any prior year presented.

        Other Operating Revenue

        The Company has two primary sources of other operating revenue, which are included in the Company's other operations segment. The first source is a variety of insurance related services, principally claims adjusting services. These revenues are recorded when the service is performed. The second source is income from and gains or losses from the disposition of investments made in this segment. The income is recognized as earned and the gains or losses from the sale of investments are recognized upon consummation of the transaction or upon other-than-temporary impairments.

        Premium and Other Receivables

        The Company uses the gross method for reporting receivables and payables on brokered transactions. Management reviews the collectibility of its receivables on a current basis and provides an allowance for doubtful accounts if it deems that there are accounts which are doubtful of collection. The amount of the allowance as of December 31, 2000 and 1999 was $3.2 million and $1.7 million, respectively. Management's estimate of the level of the allowance could change as conditions change in the future.

        Loss and Loss Adjustment Expense Payable of Insurance Company
        Subsidiaries

        Loss and loss adjustment expense payable is based on estimates of payments to be made for reported and incurred but not reported ("IBNR") losses and anticipated salvage and subrogation receipts. Currently all reserves are recorded on an undiscounted basis. Estimates for reported losses are based on all available information, including reports received from ceding companies on business. Estimates for IBNR are based both on the Company's and the industry's experience. While management believes that amounts included in the accompanying financial

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES, CONTINUED

        statements are adequate, such estimates may be more or less than the amounts ultimately paid when the claims are settled. The estimates are continually reviewed and any changes are reflected in current operations.

        Reinsurance

        The Company records all reinsurance recoverables and ceded unearned premiums as assets and deferred ceding commissions as a liability. All such amounts are recorded in a manner consistent with the underlying reinsured contracts. Management has also recorded a reserve for uncollectible reinsurance based on current estimates of collectibility. These estimates could change and affect the level of the reserve needed.

        Goodwill

        In connection with the Company's acquisitions of subsidiaries accounted for as purchases, the excess of cost over fair value of net assets acquired is being amortized using the straight-line method over twenty years for acquired agency operations which operate in existing lines of business and in the same country. Goodwill related to acquired agency operations which represent the Company's initial entry into new lines of business or new countries is amortized over thirty years. Goodwill related to acquired insurance company operations is amortized over forty years. Managements of the acquired businesses have successfully operated in their markets for a number of years and, with the additional capital provided by the Company, will be positioned to take advantage of increased opportunities. Accumulated amortization of goodwill as of December 31, 2000 and 1999, was $24.9 million and $11.9 million, respectively.

        The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value. Amortization of goodwill charged to income for the years ended December 31, 2000, 1999 and 1998 was $13.0 million, $6.7 million and $3.0 million, respectively.

        Cash and Short-term Investments

        Cash consists of cash in banks, generally in operating accounts. The Company classifies certificates of deposit, corporate demand notes receivable, commercial paper and money market funds as short-term investments. Short-term investments are classified as investments in the consolidated balance sheets as they relate principally to the Company's investment activities.

        As of December 31, 2000 and 1999 the Company included $158.3 million and $138.5 million, respectively, of certain fiduciary funds in short-term investments. These are funds held by underwriting agency or intermediary subsidiaries for the benefit of insurance or reinsurance clients. The Company earns the interest on these funds.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES, CONTINUED

        The Company generally maintains its cash deposits in major banks and invests its short-term investments with major banks and in investment grade commercial paper and repurchase agreements. These securities typically mature within 90 days and, therefore, bear minimal risk. The Company has not experienced any losses on its cash deposits or its short-term investments.

        Restricted Cash and Cash Investments

        In conjunction with the management of reinsurance pools, the Company's agency subsidiaries withhold premium funds for the payment of claims. These funds are shown as restricted cash and cash investments in the consolidated balance sheets. The corresponding liability is included within premium and claims payable in the consolidated balance sheets. These amounts are considered fiduciary funds, and interest earned on these funds accrues to the benefit of the members of the reinsurance pools. Therefore, the Company does not include these amounts as cash in the consolidated statements of cash flows.

        Foreign Currency

        The functional currency of most foreign subsidiaries and branches is the U.S. Dollar. Assets and liabilities recorded in foreign currencies are translated into U.S. Dollars at exchange rates in effect at the balance sheet date. Transactions in foreign currencies are translated at the rates of exchange in effect on the date the transaction occurs. Translation gains and losses are recorded in earnings and included in other operating expenses. The Company's foreign currency transactions are principally denominated in British Pound Sterling ("GBP") and other European currencies. For the years ended December 31, 2000, 1999 and 1998, the gain (loss) from currency conversion was $(330,000), $442,000 and $219,000, respectively.

        Some foreign subsidiaries or branches have a functional currency of either the GBP or the Canadian Dollar ("CAD"). The cumulative translation adjustment, representing the effect of translating these subsidiaries' or branches' assets and liabilities into U.S. Dollars, is included in the foreign currency translation adjustment within accumulated other comprehensive income.

        On a limited basis, the Company enters into foreign currency forward contracts as a hedge against foreign currency fluctuations. RML has revenue streams in U.S. Dollars and Canadian Dollars but its expenses are paid in GBP. To mitigate the foreign exchange risk, the Company entered into foreign currency forward contracts expiring at staggered times through December, 2001. The foreign currency forward contracts are used to convert currency at a known rate in an amount which approximates average monthly expenses. Thus, the effect of these transactions is to limit the foreign currency exchange risk of the recurring monthly expenses. The Company utilizes these foreign currency forward contracts strictly as a hedge against existing exposure to foreign currency fluctuations rather than as a form of speculative or trading investment.

        To the extent the foreign exchange forward contracts qualify for hedge accounting treatment, the gain ($4,000 as of December 31, 2000), or loss due to changes in fair value is not recognized in the financial statements until realized, at which time the gain or loss is recognized along with the offsetting loss or gain on the hedged item. To the extent the foreign currency forward contracts do not qualify for hedge accounting treatment, the gain or loss due to changes in fair value is recognized in the consolidated statements of earnings, but is generally offset by changes in value of the underlying exposure.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING AND REPORTING POLICIES, CONTINUED

        Income Tax

        The companies file a consolidated Federal income tax return and include the foreign subsidiaries' income to the extent required by law. Deferred income tax is accounted for using the liability method, which reflects the tax impact of temporary differences between the bases of assets and liabilities for financial reporting purposes and such bases as measured by tax laws and regulations.

        Earnings Per Share

        Basic earnings per share is based on the weighted average number of common shares outstanding during the year divided into net earnings. Diluted earnings per share is based on the weighted average number of common shares outstanding plus the potential common shares outstanding during the year divided into net earnings. Outstanding common stock options, when dilutive, are considered to be potential common stock for the purpose of the diluted calculation. The treasury stock method is used to calculate potential common stock outstanding due to options.

        Contingent shares to be issued are included in the earnings per share computation when the underlying conditions for issuance have been met.

        Effects of Recent Accounting Pronouncements

        Statement of Financial Accounting Standards ("SFAS") No. 133 entitled "Accounting for Derivative Instruments and Hedging Activities" was issued in June, 1998 and is effective for the Company January 1, 2001. The Company has utilized derivatives or hedging strategies on a limited basis. After adoption, hedge effectiveness will be measured by comparing RML's actual GBP expenses with proceeds from the forward currency forward contracts. The cumulative effect adjustment due to this change in accounting has been calculated by the Company and is not material to its financial position, results of operations or cash flows nor does the Company expect the adoption of SFAS No. 133 to be material on an ongoing basis due to its limited use of derivatives.

        In addition, the Financial Accounting Standards Board has recently announced that it proposes to change the accounting for certain acquisitions and goodwill. This pronouncement, if finally adopted, could affect the way the Company accounts for and the structure of future acquisitions. Final rules implementing the announced standards are not expected until the second quarter of 2001 and no date has been established for adopting the final standards.

        Reclassifications

        Certain amounts in the 1999 and 1998 consolidated financial statements have been reclassified to conform with the 2000 presentation. Such reclassifications had no effect on the Company's shareholders' equity, net earnings or cash flows.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(2)     ACQUISITIONS AND SUBSEQUENT EVENTS

        Public Offering of Common Stock

        During March 2001, the Company sold 6.9 million shares of the Company's Common Stock in a public offering at a price of $23.35 per share. Net proceeds from the offering amounted to approximately $152.8 million after deducting underwriting discounts and commissions and estimated offering expenses. Most of the proceeds, $152.5 million, were used to pay down the bank Facility. The unaudited pro forma consolidated balance sheet gives effect to the proceeds of the public offering as if it had occurred at December 31, 2000.

        Schanen Acquisition

        On January 19, 2001, the Company acquired all of the outstanding shares of Schanen Consulting Corporation and its operating subsidiary, Schanen Consulting Group, L.L.C., (collectively "Schanen") in exchange for 996,805 shares of the Company's Common Stock. This business combination has been recorded using the pooling-of-interests method of accounting. The Company's consolidated financial statements have been restated to include the accounts and operations of Schanen for all periods presented. The table below shows revenue and net earnings of the entities being combined for the three years ended December 31, 2000:

                                                              2000           1999         1998
                                                         ------------   ------------   ------------
         Revenue:
            Amounts as previously reported               $466,167,000   $341,871,000   $308,034,000
            Schanen                                         7,436,000      3,694,000      2,370,000
                                                         ------------   ------------   ------------
                      Restated total revenue             $473,603,000   $345,565,000   $310,404,000
                                                         ============   ============   ============

         Net earnings:
            Amounts as previously reported               $ 53,431,000   $ 25,123,000   $ 72,278,000
            Schanen                                         2,037,000      1,449,000        832,000
                                                         ------------   ------------   ------------
                      Restated net earnings              $ 55,468,000   $ 26,572,000   $ 73,110,000
                                                         ============   ============   ============

        Purchase Acquisitions

        In 1999 and 1998, the Company acquired certain businesses in transactions accounted for using the purchase method of accounting. On a combined basis, the fair value of assets acquired was $549.5 million in 1999 and $44.9 million in 1998. The fair value of liabilities assumed was $499.8 million in 1999 and $46.2 million in 1998. The total consideration was $227.4 million in 1999 and $50.0 million in 1998. The results of operations of these businesses have been included in the consolidated financial statements beginning on the effective date of each transaction. The following table lists these transactions:

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(2)     ACQUISITIONS AND SUBSEQUENT EVENTS, CONTINUED

                                                               Consideration
                                                          ------------------------
                                                            Shares of                                      Goodwill
                                                            Company's                                    Amortization
                                            Effective        Common                    Goodwill             Period
                                              Date           Stock        Cash        Recognized           In Years
                                            ---------     ------------  ----------    ----------         -----------
1999
RML                                          01/01/99        414,207   $ 64,600,000   $ 70,800,000             30
Midwest Stop Loss Underwriting               01/28/99        101,330      3,000,000      4,800,000             20
Centris                                      12/31/99             --    149,500,000    101,900,000             20

1998
Guarantee Insurance Resources                03/01/98         29,029   $ 21,400,000   $ 20,900,000             20
J.E. Stone and Associates, Inc.              10/01/98        257,496      5,200,000      9,700,000             20
Sun Employer Services, Inc.                  11/01/98            500     17,600,000     21,300,000             30
North American Insurance
  Management Corporation's
occupational accident operations             11/24/98             --      4,000,000      4,000,000             20

        The following unaudited pro forma summary presents information as if the 1999 purchase acquisitions had occurred at the beginning of each year after giving effect to certain adjustments including amortization of goodwill, increased interest expense from debt issued to fund the acquisitions and Federal income taxes. Similar information for the 1998 acquisitions is not included in this presentation as it is immaterial to the 1998 consolidated financial statements. The pro forma summary is for information purposes only, does not necessarily reflect the actual results that would have occurred, nor is it necessarily indicative of future results of the combined companies. Centris, whose results are included in the pro forma financial information below, in 1999 experienced both a loss from discontinued operations of $13.2 million and significant underwriting losses.

                                                                                        For the years ended December 31,
        Unaudited Proforma Information                                                    1999                 1998
                                                                                   -----------------    -----------------
        Revenue                                                                    $     450,933,000    $     495,921,000
        Earnings (loss) from continuing operations                                          (613,000)          70,737,000
        Net earnings (loss)                                                              (13,844,000)          47,469,000
        Basic earnings (loss) per share from continuing operations                             (0.01)                1.43
        Diluted earnings (loss) per share from continuing operations                           (0.01)                1.40
        Basic earnings (loss) per share                                                        (0.28)                0.96
        Diluted earnings (loss) per share                                                      (0.28)                0.94

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(3)     INVESTMENTS

        Substantially all of the Company's fixed income securities are investment grade; most are A rated or better. The cost or amortized cost, gross unrealized gain or loss and estimated market value of investments in fixed income and marketable equity securities, all of which are classified as available for sale, are as follows:

                                       Cost or         Gross          Gross        Estimated
                                      Amortized     Unrealized     Unrealized        Market
                                        Cost           Gain           Loss           Value
                                    ------------   ------------   ------------    ------------
December 31, 2000:

Marketable equity securities        $  8,896,000   $    264,000   $ (2,878,000)   $  6,282,000
US Treasury securities                71,155,000      1,482,000        (25,000)     72,612,000
Obligations of states,
  municipalities and
  political subdivisions             203,768,000      5,961,000       (414,000)    209,315,000
Corporate fixed income securities    100,881,000      3,008,000       (189,000)    103,700,000
Mortgage-backed securities            39,722,000      1,183,000       (113,000)     40,792,000
Foreign government securities          7,295,000        132,000         (2,000)      7,425,000
                                    ------------   ------------   ------------    ------------

         TOTAL SECURITIES           $431,717,000   $ 12,030,000   $ (3,621,000)    440,126,000
                                    ============   ============   ============    ============

December 31, 1999:

Marketable equity securities        $ 22,493,000   $      8,000   $ (2,531,000)   $ 19,970,000
US Treasury securities                57,941,000         96,000       (532,000)     57,505,000
Obligations of states,
  municipalities and
  political subdivisions             263,395,000      2,548,000     (2,839,000)    263,104,000
Corporate fixed income securities     14,459,000             --       (190,000)     14,269,000
Mortgage-backed securities               529,000             --             --         529,000
Foreign government securities          7,210,000         24,000             --       7,234,000
                                    ------------   ------------   ------------    ------------

         TOTAL SECURITIES           $366,027,000   $  2,676,000   $ (6,092,000)   $362,611,000
                                    ============   ============   ============    ============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(3)     INVESTMENTS, CONTINUED

        The amortized cost and estimated market value of fixed income securities at December 31, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. The weighted average life of the Company's mortgage-backed securities is four years.

                                                                   Estimated
                                                     Amortized       Market
                                                       Cost          Value
                                                   ------------   ------------
Due in 1 year or less                              $ 28,258,000   $ 28,366,000
Due after 1 year through 5 years                    162,899,000    166,001,000
Due after 5 years through 10 years                   82,861,000     85,391,000
Due after 10 years through 15 years                  59,201,000     60,987,000
Due after 15 years                                   49,880,000     52,307,000
                                                   ------------   ------------

   Securities with fixed maturities                 383,099,000    393,052,000

Mortgage-backed securities                           39,722,000     40,792,000
                                                   ------------   ------------

         TOTAL FIXED INCOME SECURITIES             $422,821,000   $433,844,000
                                                   ============   ============

        As of December 31, 2000, the Company's insurance company subsidiaries had deposited fixed income securities with an amortized cost of approximately $32.8 million (market: $33.5 million) to meet the deposit requirements of various insurance departments.

        All investments in fixed income securities and other investments were income producing for the twelve months preceding December 31, 2000. The sources of net investment income for the three years ended December 31, 2000, are detailed below:

                                                 2000            1999            1998
                                             ------------    ------------    ------------
Fixed income securities                      $ 22,074,000    $ 20,098,000    $ 20,711,000
Short-term investments                         18,085,000      10,928,000       8,086,000
Equity securities                                  59,000          36,000          35,000
Other                                               4,000              --         607,000
                                             ------------    ------------    ------------

         Total investment income               40,222,000      31,062,000      29,439,000

Investment expense                               (386,000)       (116,000)        (97,000)
                                             ------------    ------------    ------------

         NET INVESTMENT INCOME               $ 39,836,000    $ 30,946,000    $ 29,342,000
                                             ============    ============    ============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(3)     INVESTMENTS, CONTINUED

        Realized pre-tax gain (loss) on the sale or write down of investments is as follows:

                                                    Gain           Loss          Net
                                                 -----------   -----------    -----------
For the year ended December 31, 2000:

Fixed income securities                          $ 1,173,000   $  (970,000)   $   203,000
Marketable equity securities                         567,000    (6,195,000)    (5,628,000)
Other investments                                    104,000            --        104,000
                                                 -----------   -----------    -----------

         REALIZED GAIN (LOSS)                    $ 1,844,000   $(7,165,000)   $(5,321,000)
                                                 ===========   ===========    ===========
For the year ended December 31, 1999:

Fixed income securities                          $ 1,226,000   $(1,390,000)   $  (164,000)
Marketable equity securities                         450,000    (4,391,000)    (3,941,000)
Other investments                                    120,000      (179,000)       (59,000)
                                                 -----------   -----------    -----------

         REALIZED GAIN (LOSS)                    $ 1,796,000   $(5,960,000)   $(4,164,000)
                                                 ===========   ===========    ===========
For the year ended December 31, 1998:

Fixed income securities                          $ 1,132,000   $  (121,000)   $ 1,011,000
Marketable equity securities                         245,000      (411,000)      (166,000)
                                                 -----------   -----------    -----------

         REALIZED GAIN (LOSS)                    $ 1,377,000   $  (532,000)   $   845,000
                                                 ===========   ===========    ===========

        Unrealized pre-tax net investment gains (losses) on investments for three years ended December 31, 2000 are as follows:

                                                               2000            1999            1998
                                                           ------------    ------------    ------------
Fixed income securities                                    $ 11,916,000    $(19,024,000)   $  3,551,000
Marketable equity securities                                    (91,000)     (3,025,000)        888,000
Strategic operational investments                                    --       2,900,000      (1,403,000)
                                                           ------------    ------------    ------------

         NET UNREALIZED INVESTMENT GAIN (LOSS)             $ 11,825,000    $(19,149,000)   $  3,036,000
                                                           ============    ============    ============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(4)      PROPERTY AND EQUIPMENT

         The following table summarizes property and equipment at December 31, 2000 and 1999:

                                                                                                    Estimated
                                                               2000              1999              Useful Life
                                                           --------------    --------------     ----------------
Buildings and improvements                                 $   19,332,000    $   20,001,000      30 to 45 years
Furniture, fixtures and equipment                              17,516,000        16,750,000       3 to 10 years
Management information systems                                 34,078,000        27,769,000       3 to 10 years
                                                           --------------    --------------

         Total property and equipment                          70,926,000        64,520,000

Less accumulated
  depreciation and amortization                               (31,488,000)      (26,596,000)
                                                           --------------    --------------

         PROPERTY AND EQUIPMENT, NET                       $   39,438,000    $   37,924,000
                                                           ==============    ==============



         Depreciation and amortization expense on property and equipment was approximately $6.9 million, $6.7 million and $4.4 million for the years ended December 31, 2000, 1999 and 1998, respectively.

(5)      NOTES PAYABLE

         Notes payable as of December 31, 2000 and 1999 are shown in the table below. The estimated fair value of the notes payable is based on current rates offered to the Company for debt with similar terms and approximates the carrying value at the balance sheet dates.

                                        Pro forma
                                     December 31, 2000
                                       (Unaudited,
                                        See Note 2)          2000              1999
                                     -----------------  --------------   --------------
Acquisition notes                     $    4,633,000    $    4,633,000   $    7,546,000
Facility                                  55,000,000       207,500,000      235,000,000
                                      --------------    --------------   --------------

         TOTAL NOTES PAYABLE          $   59,633,000    $  212,133,000   $  242,546,000
                                      ==============    ==============   ==============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(5)      NOTES PAYABLE, CONTINUED

         On December 17, 1999, the Company entered into a $300.0 million Revolving Loan Facility (the "Facility") with a group of banks. Borrowing under the Facility may be made from time to time on a revolving basis until the Facility's expiration on December 18, 2004. Outstanding advances under the Facility bear interest at agreed upon rates. The Facility is collateralized in part by the stock of HC and AIC and by the stock and guarantees entered into by the Company's principal underwriting agency and intermediary subsidiaries. The Facility agreement contains certain restrictive covenants, including minimum net worth requirements for the Company and certain subsidiaries, restrictions on certain extraordinary corporate actions, notice requirements for certain material occurrences, and required maintenance of specified financial ratios. Management believes that the restrictive covenants and other obligations of the Company which are contained in the Facility agreement are typical for financing arrangements comparable to the Facility. As of December 31, 2000, total debt outstanding under the Facility was $207.5 million and the weighted average interest rate was 8.18%. During March 2001, the Company reduced the debt outstanding under the Facility to $55.0 million using the proceeds from its recent public stock offering (see Note 2).

         The acquisition notes are payable to former owners of RML. The notes are payable in decreasing amounts in four annual installments beginning January 31, 2000. The notes carry no stated interest, but were discounted at 6.25% for financial reporting purposes when the acquisition of RML was recorded. The interest rate used was based on current rates offered to the Company as of RML's acquisition date.

         At December 31, 2000, certain of the Company's subsidiaries maintained revolving lines of credit with a bank in the combined maximum amount of $55.0 million available through December 31, 2001. Advances under the lines of credit are limited to amounts required to fund draws, if any, on letters of credit issued by the bank on behalf of the subsidiaries and short-term direct cash advances. The lines of credit are collateralized by securities having an aggregate market value of up to $68.8 million, the actual amount of collateral at any one time being 125% of the aggregate amount outstanding. Interest on the lines is payable at the bank's prime rate of interest less 1% (8.5% at December 31, 2000). At December 31, 2000, letters of credit totaling $26.4 million had been issued to insurance companies by the bank on behalf of the subsidiaries, with total securities of $33.1 million collateralizing the lines.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(6)      INCOME TAX

         As of December 31, 2000 and 1999, the Company had income taxes receivable of $13.2 million and $34.0 million, respectively, included in other assets in the consolidated balance sheets. The components of the income tax provision for the three years ended December 31, 2000 are as follows:

                                               2000           1999             1998
                                           ------------   ------------    ------------
Current                                    $ 26,948,000   $ 12,963,000    $ 32,498,000
Deferred                                      8,919,000       (692,000)      2,710,000
                                           ------------   ------------    ------------

         TOTAL INCOME TAX PROVISION        $ 35,867,000   $ 12,271,000    $ 35,208,000
                                           ============   ============    ============





         The net deferred tax asset is included in other assets in the consolidated balance sheets. The composition of deferred tax assets and liabilities as of December 31, 2000 and 1999, is as follows:


                                                                     2000               1999
                                                               ---------------    ---------------
Tax net operating loss carryforwards                           $     9,698,000    $    11,692,000
Excess of financial unearned premium over tax                        4,919,000          2,512,000
Effect of loss reserve discounting and salvage
  and subrogation accrual for tax                                    7,434,000          9,585,000
Unrealized loss on decrease in value of securities
   available for sale (shareholders' equity)                                --          1,611,000
Excess of financial accrued expenses over tax                        5,520,000         10,063,000
Allowance for bad debts, not deductible for tax                      2,484,000          2,380,000
Foreign branch net operating loss carryforwards                      1,912,000            463,000
Valuation allowance                                                 (9,666,000)       (12,091,000)
                                                               ---------------    ---------------
         Total assets                                               22,301,000         26,215,000

Unrealized gain on increase in value of securities
  available for sale (shareholders' equity)                          2,400,000                 --
Deferred policy acquisition costs, net of ceding
  commissions, deductible for tax                                    5,237,000          1,634,000
Amortizable goodwill                                                 3,816,000          2,346,000
Property and equipment depreciation and other items                  4,183,000          3,984,000
                                                               ---------------    ---------------
         Total liabilities                                          15,636,000          7,964,000
                                                               ---------------    ---------------
         NET DEFERRED TAX ASSET                                $     6,665,000    $    18,251,000
                                                               ===============    ===============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(6)      INCOME TAX, CONTINUED

         Changes in the valuation allowance account applicable to the net deferred tax asset for the three years ended December 31, 2000 are as follows:

                                                                    2000             1999           1998
                                                                 ------------    ------------   ------------
Balance, beginning of year                                       $ 12,091,000    $     50,000   $     98,000
Increase (decrease) charged (credited) to income                           --         453,000        (48,000)
Valuation allowance related to acquired net
   operating loss carryforwards                                     3,262,000      11,588,000             --
Reduction in valuation allowance resulting from waiver
   of previously acquired net operating loss carryforwards         (5,687,000)             --             --
                                                                 ------------    ------------   ------------

         BALANCE, END OF YEAR                                    $  9,666,000    $ 12,091,000   $     50,000
                                                                 ============    ============   ============

         In connection with the acquisition of Centris in 1999, the Company acquired approximately $35.0 million in net operating losses for Federal income tax purposes. As of December 31, 1999 a valuation allowance was established to reduce the acquired net operating loss deferred tax asset to zero. During 2000, under applicable Treasury regulations, the Company irrevocably waived (reduced) the level of the carryforwards to approximately $16.0 million. As a consequence of this waiver, the deferred tax asset and the related deferred tax valuation allowance applicable to the waived net operating losses were reduced by the same amount ($5.7 million) resulting in no change in net deferred tax assets. As of December 31, 2000, the Company has Federal net operating loss carryforwards of approximately $16.0 million which will expire in varying amounts through the year 2020. Future use of the carryforwards is subject to material statutory limitations due to prior changes of ownership. Any future tax benefit realized from the pre-acquisition loss carryforwards will not be credited to future income but will reduce goodwill recorded in connection with the applicable purchase transaction. As of December 31, 2000, the Company also has approximately $5.0 million of losses from foreign branches which are limited to use against future income of the respective foreign branches.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(6)      INCOME TAX, CONTINUED

         The following table summarizes the differences between the Company's effective tax rate for financial statement purposes and the Federal statutory rate for the three years ended December 31, 2000:


                                               2000             1999             1998
                                           ------------     ------------     ------------
Statutory tax rate                                 35.0%            35.0%            35.0%
Federal tax at statutory rate              $ 31,967,000     $ 13,595,000     $ 37,911,000
Nontaxable municipal bond interest
  and dividends received deduction           (3,545,000)      (5,460,000)      (5,753,000)
Other non deductible expenses                   620,000          622,000          312,000
Non deductible goodwill amortization          2,497,000          475,000          138,000
State income taxes                            4,202,000        3,011,000        3,521,000
Foreign income taxes                          1,537,000        4,793,000          440,000
Foreign tax credit                           (1,826,000)      (4,354,000)        (440,000)
Other, net                                      415,000         (411,000)        (921,000)
                                           ------------     ------------     ------------

         INCOME TAX PROVISION              $ 35,867,000     $ 12,271,000     $ 35,208,000
                                           ============     ============     ============

         EFFECTIVE TAX RATE                        39.3%            31.6%            32.5%
                                           ============     ============     ============


(7)      SEGMENT AND GEOGRAPHIC DATA

         The Company classifies its activities into four operating business segments based upon services provided: 1) insurance company operations,
         2) underwriting agency operations, 3) intermediary operations, and 4) other operations. See Note 1 for a description of the services provided by and the principal subsidiaries included in the insurance company, underwriting agency and intermediary segments. The other operations segment performs various insurance related services and contains insurance related investments made from time to time. The primary operating entities in this segment principally provide insurance claims adjusting services. Also included in other operations is income from gains or losses from the disposition of the investments. Corporate includes general corporate operations, and those minor operations not included in an operating segment. Inter-segment revenue consists primarily of management fees of the underwriting agency segment, commission income of the intermediary segment and service revenue of the other operations charged to the insurance company segment on business retained by the Company's insurance company subsidiaries. Inter-segment pricing (either flat rate fees or as a percentage premium) approximates what is charged to unrelated parties for similar services.

         The performance of each segment is evaluated by management based upon net earnings. Net earnings is calculated after tax and after all corporate expense allocations, amortization of goodwill, interest expense on debt incurred at the purchase date and intercompany eliminations have been charged or credited to the individual segments.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(7)      SEGMENT AND GEOGRAPHIC DATA, CONTINUED

         The following tables show information by business segment and geographic location. Geographic location is determined by physical location of the Company's offices and does not represent the location of insureds or reinsureds from whom the business was generated.


                                        Insurance     Underwriting                     Other
                                         Company        Agency       Intermediary    Operations      Corporate          Total
                                      -------------  -------------   -------------  -------------   -------------   -------------
For the year ended December 31, 2000:

Revenue:
    Domestic                          $ 276,240,000  $  99,808,000   $  31,525,000  $  23,826,000   $   1,035,000   $ 432,434,000
    Foreign                              15,054,000      4,446,000      21,669,000             --              --      41,169,000
    Inter-segment                                --     16,404,000         345,000      1,468,000              --      18,217,000
                                      -------------  -------------   -------------  -------------   -------------   -------------

              Total segment revenue   $ 291,294,000  $ 120,658,000   $  53,539,000  $  25,294,000   $   1,035,000     491,820,000
                                      =============  =============   =============  =============   =============

Inter-segment revenue                                                                                                 (18,217,000)
                                                                                                                    -------------

CONSOLIDATED TOTAL REVENUE                                                                                          $ 473,603,000
                                                                                                                    =============

Net earnings (loss):
    Domestic                          $  27,289,000  $  18,758,000   $   9,846,000  $   5,960,000   $  (4,710,000)  $  57,143,000
    Foreign                              (3,094,000)       672,000       1,366,000             --              --      (1,056,000)
                                      -------------  -------------   -------------  -------------   -------------   -------------

Total segment net earnings (loss)     $  24,195,000  $  19,430,000   $  11,212,000  $   5,960,000   $  (4,710,000)     56,087,000
                                      =============  =============   =============  =============   =============
    Inter-segment eliminations                                                                                           (619,000)
                                                                                                                    -------------
CONSOLIDATED NET EARNINGS                                                                                           $  55,468,000
                                                                                                                    =============

Other items:
    Net investment income             $  27,948,000  $   7,547,000   $   3,335,000  $     476,000   $     530,000   $  39,836,000
    Depreciation and amortization         3,662,000     11,926,000       3,567,000        385,000         368,000      19,908,000
    Interest expense                        103,000      9,222,000       4,846,000          2,000       6,174,000      20,347,000
    Restructuring expense                   749,000        798,000        (789,000)         3,000              --         761,000
    Capital expenditures                  3,124,000      4,651,000       1,082,000        219,000       1,074,000      10,150,000

    Income tax provision (benefit)        8,308,000     19,565,000       6,402,000      3,578,000      (1,604,000)     36,249,000
    Inter-segment eliminations                                                                                           (382,000)
                                                                                                                    -------------
Consolidated income tax provision                                                                                   $  35,867,000
                                                                                                                    =============


         The agency segment incurred the $2.0 million reduction in net income resulting from the cumulative effect of the Company's adoption of SAB 101 effective January 1, 2000. For 2000, earnings before income taxes were $92.7 million for domestic subsidiaries and a loss before income taxes of $1.4 million for foreign subsidiaries. The insurance company subsidiaries increased their policy issuance fees on certain 2000 contracts to reflect current market conditions, which had the effect of reducing the underwriting agencies' management fees $11.4 million for the year ended December 31, 2000, but as the insurance company segment reduced its net policy acquisition costs by a like amount, there was no effect to consolidated net income.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(7)      SEGMENT AND GEOGRAPHIC DATA, CONTINUED


                                          Insurance    Underwriting                     Other
                                           Company        Agency       Intermediary    Operations      Corporate          Total
                                        -------------  -------------   ------------- -------------   -------------   -------------
For the year ended December 31, 1999:

Revenue:
    Domestic                            $ 151,044,000  $  91,385,000   $  35,472,000 $  27,364,000   $     681,000   $ 305,946,000
    Foreign                                10,676,000      3,699,000      25,244,000            --              --      39,619,000
    Inter-segment                                  --      3,170,000         594,000     1,133,000              --       4,897,000
                                        -------------  -------------   ------------- -------------   -------------   -------------

Total segment revenue                   $ 161,720,000  $  98,254,000   $  61,310,000 $  28,497,000   $     681,000     350,462,000
                                        =============  ============   ============= =============    =============
Inter-segment revenue                                                                                                   (4,897,000)
                                                                                                                     -------------

CONSOLIDATED TOTAL REVENUE                                                                                           $ 345,565,000
                                                                                                                     =============

Net earnings (loss):
    Domestic                            $  (8,631,000) $  17,129,000   $  10,491,000 $   7,643,000   $  (2,279,000)  $  24,353,000
    Foreign                                (2,078,000)        21,000       4,575,000            --              --       2,518,000
                                        -------------  -------------   ------------- -------------   -------------   -------------

Total segment net earnings (loss)       $ (10,709,000) $  17,150,000   $  15,066,000 $   7,643,000   $  (2,279,000)     26,871,000
                                        =============  =============   ============= =============   =============

    Inter-segment eliminations                                                                                            (299,000)
                                                                                                                     -------------
CONSOLIDATED NET EARNINGS                                                                                            $  26,572,000
                                                                                                                     =============

Other items:
    Net investment income               $  23,400,000  $   4,186,000   $   2,504,000 $     424,000   $     432,000   $  30,946,000
    Depreciation and amortization           2,880,000      5,898,000       3,798,000       264,000         580,000      13,420,000
    Interest expense                           19,000      3,809,000       4,640,000            --       4,496,000      12,964,000
    Restructuring expense                     687,000      3,278,000       1,453,000            --          71,000       5,489,000
    Capital expenditures                    2,405,000      5,339,000         148,000       585,000         637,000       9,114,000

    Income tax provision (benefit)        (13,324,000)    13,969,000       8,608,000     4,454,000      (1,242,000)     12,465,000
    Inter-segment eliminations                                                                                            (194,000)
                                                                                                                     -------------
    Consolidated income tax provision                                                                                $  12,271,000
                                                                                                                     =============



        The insurance company segment incurred a provision for reinsurance totaling $28.3 million, net of income tax, during 1999. Also during 1999, earnings before income taxes was $33.7 million for domestic subsidiaries and $5.1 million for foreign subsidiaries.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(7)      SEGMENT AND GEOGRAPHIC DATA, CONTINUED

                                        Insurance   Underwriting                       Other
                                        Company        Agency       Intermediary     Operations       Corporate          Total
                                     -------------  -------------   -------------   -------------   -------------    -------------
For the year ended December 31, 1998:

Revenue:
    Domestic                         $ 156,715,000  $  79,367,000   $  35,456,000   $  21,168,000   $   2,121,000    $ 294,827,000
    Foreign                             11,049,000      3,438,000         991,000          99,000              --       15,577,000
    Inter-segment                               --      1,975,000       1,876,000       1,252,000              --        5,103,000
                                     -------------  -------------   -------------   -------------   -------------    -------------
         Total  segment revenue      $ 167,764,000  $  84,780,000   $  38,323,000   $  22,519,000   $   2,121,000      315,507,000
                                     ============= =============   =============    =============   =============
Inter-segment revenue                                                                                                   (5,103,000)
                                                                                                                     -------------
   CONSOLIDATED TOTAL REVENUE                                                                                        $ 310,404,000
                                                                                                                     =============

Net earnings (loss):
    Domestic                         $  32,909,000  $  19,283,000   $  17,095,000   $   5,210,000   $  (2,676,000)   $  71,821,000
    Foreign                                926,000        105,000         657,000        (399,000)             --        1,289,000
                                     -------------  -------------   -------------   -------------   -------------    -------------

   NET EARNINGS (LOSS)               $  33,835,000  $  19,388,000   $  17,752,000   $   4,811,000   $  (2,676,000)   $  73,110,000
                                     =============  =============   =============   =============   =============    =============

Other items:
    Net investment income            $  22,995,000  $   3,949,000   $     369,000   $     536,000   $   1,493,000    $  29,342,000
    Depreciation and amortization        2,011,000      4,094,000         423,000         422,000         455,000        7,405,000
    Interest expense                       (58,000)     1,963,000          91,000              --       4,025,000        6,021,000
    Capital expenditures                10,405,000      2,685,000         724,000         205,000       1,365,000       15,384,000
    Income tax provision (benefit)       9,485,000     13,025,000      10,702,000       2,885,000        (889,000)      35,208,000

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(7)      SEGMENT AND GEOGRAPHIC DATA, CONTINUED


         Assets by business segment and geographic location are shown in the following table:


                        Insurance       Underwriting                        Other
                        Company           Agency        Intermediary      Operations       Corporate          Total
                     --------------   --------------   --------------   --------------   --------------   --------------
December 31, 2000:

Domestic             $1,613,412,000   $  559,649,000   $   89,836,000   $    6,908,000   $   34,299,000   $2,304,104,000
Foreign                 146,825,000       37,729,000      279,102,000               --               --      463,656,000
                     --------------   --------------   --------------   --------------   --------------   --------------

  Total assets       $1,760,237,000   $  597,378,000   $  368,938,000   $    6,908,000   $   34,299,000   $2,767,760,000
                     ==============   ==============   ==============   ==============   ==============   ==============

December 31, 1999:

Domestic             $1,567,855,000   $  520,122,000   $  116,070,000   $   16,984,000   $   42,102,000   $2,263,133,000
Foreign                  83,882,000       28,756,000      290,205,000               --               --      402,843,000
                     --------------   --------------   --------------   --------------   --------------   --------------

  Total assets       $1,651,737,000   $  548,878,000   $  406,275,000   $   16,984,000   $   42,102,000   $2,665,976,000
                     ==============   ==============   ==============   ==============   ==============   ==============


        During the year ended December 31, 1998, one broker in London, England, produced gross written premium ("GWP") to the Company of approximately $46.1 million. This represents 10% of the Company's total GWP for that year. During 2000 and 1999, no customer produced in excess of 10% of the Company's total GWP.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(8)      REINSURANCE

         In the normal course of business, the Company's insurance company subsidiaries cede a substantial portion of their premium to non-affiliated domestic and foreign reinsurers through quota share, surplus, excess of loss and facultative reinsurance agreements. Although the ceding of reinsurance does not discharge the primary insurer from liability to its policyholder, the subsidiaries participate in such agreements for the purpose of limiting their loss exposure, protect against catastrophic loss and diversifying their business. Most of the reinsurance assumed by the Company's insurance company subsidiaries was underwritten directly by one of the Company's underwriting agency subsidiaries, but issued by other non-affiliated companies in order to satisfy local licensing, contractual or other requirements. The following table represents the effect of such reinsurance transactions on net premium and loss and loss adjustment expense:

                                                                                       Loss and Loss
                                                     Written           Earned            Adjustment
                                                     Premium           Premium            Expense
                                                ---------------    ---------------    ---------------
For the year ended December 31, 2000:

Direct business                                 $   676,730,000    $   663,458,000    $   493,647,000
Reinsurance assumed                                 290,727,000        311,137,000        279,999,000
Reinsurance ceded                                  (683,669,000)      (706,948,000)      (575,176,000)
                                                ---------------    ---------------    ---------------

         NET AMOUNTS                            $   283,788,000    $   267,647,000    $   198,470,000
                                                ===============    ===============    ===============


For the year ended December 31, 1999:

Direct business                                 $   291,513,000    $   294,130,000    $   261,696,000
Reinsurance assumed                                 276,818,000        294,103,000        423,763,000
Reinsurance ceded                                  (428,407,000)      (446,871,000)      (575,809,000)
                                                ---------------    ---------------    ---------------

         NET AMOUNTS                            $   139,924,000    $   141,362,000    $   109,650,000
                                                ===============    ===============    ===============
For the year ended December 31, 1998:

Direct business                                 $   228,629,000    $   192,536,000    $   202,858,000
Reinsurance assumed                                 269,647,000        260,539,000        292,064,000
Reinsurance ceded                                  (376,393,000)      (309,975,000)      (403,620,000)
                                                ---------------    ---------------    ---------------

         NET AMOUNTS                            $   121,883,000    $   143,100,000    $    91,302,000
                                                ===============    ===============    ===============


         Ceding commissions netted with policy acquisition costs in the consolidated statements of earnings are $214.7 million, $117.0 million and $59.1 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(8)      REINSURANCE

         The table below represents the composition of reinsurance recoverables in the accompanying consolidated balance sheets:

                                                                2000             1999
                                                           --------------    --------------
Reinsurance recoverable on paid losses                     $   99,224,000    $   91,318,000
Commuted receivable                                                    --        53,210,000
Reinsurance recoverable on outstanding losses                 376,778,000       382,565,000
Reinsurance recoverable on IBNR                               317,467,000       214,933,000
Reserve for uncollectible reinsurance                          (4,057,000)       (5,541,000)
                                                           --------------    --------------

         TOTAL REINSURANCE RECOVERABLES                    $  789,412,000    $  736,485,000
                                                           ==============    ==============

      The insurance company subsidiaries require reinsurers not authorized by the subsidiaries' respective states of domicile to collateralize their reinsurance obligations to the Company. The table below shows amounts held by the Company as collateral plus other credits available for potential offset as of December 31, 2000 and 1999:

                                                                2000             1999
                                                           --------------  --------------
Payables to reinsurers                                     $  200,591,000  $  212,962,000
Letters of credit                                             142,494,000     154,111,000
Cash deposits                                                  23,813,000      19,882,000
                                                           --------------  --------------

      TOTAL CREDITS                                        $  366,898,000  $  386,955,000
                                                           ==============  ==============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(8)     REINSURANCE CONTINUED

        In order to minimize its exposure to reinsurance credit risk, the Company evaluates the financial condition of its reinsurers and places its reinsurance with a diverse group of financially sound companies. The following table shows reinsurance balances relating to the reinsurers with a net recoverable balance greater than $10.0 million as of December 31, 2000 and 1999. The total recoverables column includes paid loss recoverable, outstanding loss recoverable, IBNR recoverable and ceded unearned premium.

                                                                                        Letters of Credit,
                                       A.M. Best                          Total          Cash Deposits and
Reinsurer                               Rating       Location         Recoverables        Other Payables             Net
-------------------------------------- ---------- ---------------- -------------------- -------------------- --------------------
December 31, 2000:
Underwriters at Lloyd's                    A      United Kingdom     $   220,849,000       $    28,602,000     $   192,247,000
GE Reinsurance Corporation                 A++    Illinois                38,152,000             4,881,000          33,271,000
AXA Reinsurance Company                    A+     Delaware                40,886,000             9,131,000          31,755,000
Underwriters Indemnity Company             A-     Texas                   33,912,000             2,416,000          31,496,000
SCOR Reinsurance Company                   A+     New York                28,419,000               734,000          27,685,000
American Re-Insurance Company              A++    Delaware                23,487,000             2,249,000          21,238,000
Transamerica Occidental Life Ins. Co.      A+     California              17,056,000               151,000          16,905,000
Federal Insurance Company                  A++    Indiana                 21,185,000             6,708,000          14,477,000
St. Paul Fire and Marine Insurance Co.     A+     Minnesota               14,290,000                    --          14,290,000
Odyssey America Reinsurance Corp.          A      Connecticut             24,602,000            11,741,000          12,861,000
American Fidelity Assurance Corp.          A+     Oklahoma                21,745,000            10,680,000          11,065,000
NAC Reinsurance Corporation                A+     New York                10,972,000                94,000          10,878,000
Chartwell Insurance Company                A      Minnesota               11,308,000               677,000          10,631,000

December 31, 1999:

Underwriters at Lloyd's                    A      United Kingdom     $   156,650,000       $    22,805,000     $   133,845,000
Underwriters Indemnity Company             A-     Texas                   50,451,000             4,201,000          46,250,000
SCOR Reinsurance Company                   A+     New York                41,137,000             1,740,000          39,397,000
AXA Reinsurance Company                    A+     Delaware                37,690,000             5,013,000          32,677,000
NAC Reinsurance Company                    A+     New York                23,153,000             6,105,000          17,048,000
Transamerica Occidental Life Ins. Co.      A+     California              22,481,000             6,102,000          16,379,000
St. Paul Fire and Marine Insurance Co.     A+     Minnesota               17,577,000             1,721,000          15,856,000
Odyssey America Reinsurance Corp.          A      Connecticut             19,114,000             5,891,000          13,223,000
Sun Life Assurance Company of Canada       A++    Canada                  17,996,000             4,786,000          13,210,000
GE Reinsurance                             A++    Illinois                16,535,000             4,869,000          11,666,000
Chartwell Insurance Company                A      Minnesota               12,736,000             2,074,000          10,662,000

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(8)     REINSURANCE CONTINUED

        Lloyds of London is an insurance and reinsurance marketplace composed of many independent underwriting syndicates financially supported by a central trust fund. As of December 31, 2000, the net recoverable due from underwriters at Lloyd's, aggregating $192.2 million, represented balances due from over 140 different syndicates, five of which each had a net recoverable balance in excess of $10.0 million. The largest net recoverable balance from an individual Lloyd's syndicate as of December 31, 2000 was $26.5 million.

        HCCL previously sold its entire block of life insurance and annuity business to Life Reassurance Corporation of America (rated A++ by A.M.
        Best) in the form of an indemnity reinsurance contract. Ceded life and annuity benefits amounted to $86.8 million and $95.8 million as of December 31, 2000 and 1999, respectively.

        The Company has a reserve of $4.1 million as of December 31, 2000 for potential collectibility issues related to reinsurance recoverables. The adverse economic environment in the worldwide insurance industry has placed great pressure on reinsurers and the results of their operations. Ultimately, these conditions could affect reinsurers' solvency. Historically, there have been insolvencies following a period of competitive pricing in the industry, such as the marketplace has experienced for the last several years. Therefore, while management believes that the reserve is adequate based on current available information, conditions may change or additional information might be obtained that would affect management's estimate of the adequacy of the level of the reserve and which may result in a future increase or decrease in the reserve. Management continually reviews the Company's financial exposure to the reinsurance market and continues to take actions to protect shareholders' equity.

        During 2000, a number of reinsurers have delayed or suspended the payment of amounts recoverable under certain reinsurance contracts to which the Company is a party. Such delays have affected, though not materially to date, the investment income of the Company's insurance company subsidiaries, but not to any extent their liquidity. The Company limits its liquidity exposure by holding funds, letters of credit or other security such that net balances due are significantly less than the gross balances shown on the Company's consolidated balance sheets. In addition, a number of reinsurers have claimed they are not liable for payment to us and, in one or more cases, have sought arbitration of these matters. The Company believes these claims are without merit and expects to collect the full amount recoverable. The Company is currently in negotiations with most of these parties. If such negotiations do not result in a satisfactory resolution of the matters in question, the Company will seek a judicial or arbitral determination of these matters.

        During 1999, the Company recorded a provision for reinsurance totaling $29.5 million in connection with the insolvency of a reinsurer. The Company expects this provision to be sufficient. The Company also recorded a $14.0 million provision following a commutation (the contractual settlement of outstanding and future liabilities) with another reinsurer, the majority of which represents the present value discount of ceded losses.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(9)     COMMITMENTS AND CONTINGENCIES

        Litigation

        The Company is party to numerous lawsuits and other proceedings that arise in the normal course of its business. Many of such lawsuits and other proceedings involve claims under policies that the Company's insurance company subsidiaries underwrite as an insurer or reinsurer, the liabilities for which management believes have been adequately included in the Company's loss reserves. Also, from time to time, the Company is a party to lawsuits and other proceedings which relate to disputes over contractual relationships with third parties, or which involve alleged errors and omissions on the part of its subsidiaries. Management believes the resolution of any such lawsuits will not have a material adverse effect on the Company's financial condition, results of operations or cash flows.

        Foreign Currency Forward Contracts

        On a limited basis, the Company enters into foreign currency forward contracts as a hedge against foreign currency fluctuations. RML has revenue streams in U.S. Dollars and Canadian Dollars but incurs expenses in GBP. To mitigate the foreign exchange risk, the Company entered into foreign currency forward contracts expiring at staggered times through December, 2001. As of December 31, 2000, the Company had forward contracts to sell US $7.5 million for GBP at an average rate of 1.00 GBP equals US $1.50 and to sell CAD $600,000 for GBP at an average rate of
        1.00 GBP equals CAD $2.18. The foreign currency forward contracts are used to convert currency at a known rate in an amount which approximates average monthly expenses. Thus, the effect of these transactions is to limit the foreign currency exchange risk of the recurring monthly expenses. The Company utilizes these foreign currency forward contracts strictly as a hedge against existing exposure to foreign currency fluctuations rather than as a form of speculative or trading investment. The fair value of foreign currency forward contracts December 31, 2000 was $14,000.

        Leases

        The Company leases administrative office facilities under long-term non-cancelable operating lease agreements expiring at various dates through September, 2007. In addition to rent, the agreements generally require the payment of utilities, real estate taxes, insurance and repairs. The Company has recognized rent expense on a straight-line basis over the terms of these leases. In addition, the Company leases computer equipment and automobiles under operating leases expiring at various dates through the year 2004. Rent expense under operating leases amounted to $7.3 million, $5.9 million, and $4.5 million, for the years ended December 31, 2000, 1999 and 1998, respectively.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(9)     COMMITMENTS AND CONTINGENCIES, CONTINUED

        At December 31, 2000, future minimum annual rental payments required under long-term, non-cancelable operating leases, excluding certain expenses payable by the Company, are as follows:

            For the Years Ended December 31,                                                   Amount Due
            --------------------------------                                               -------------------
                          2001                                                               $    6,214,000
                          2002                                                                    5,174,000
                          2003                                                                    4,543,000
                          2004                                                                    3,163,000
                          2005                                                                    2,172,000
                          Thereafter                                                              2,059,000
                                                                                             --------------

            TOTAL FUTURE MINIMUM ANNUAL RENTAL PAYMENTS DUE                                  $   23,325,000
                                                                                             ==============

        Catastrophe Exposure

        The Company writes business in areas exposed to catastrophic losses and has significant exposures to this type of loss in California, the Atlantic Coast of United States, certain United States Gulf Coast states, particularly Florida and Texas, the Caribbean and Mexico. The Company assesses its overall exposures to a single catastrophic event and applies procedures that it believes are more conservative than are typically used by the industry to ascertain the Company's probable maximum loss ("PML") from any single event. The Company maintains reinsurance protection which it believes is sufficient to cover any foreseeable event.

        Loan Guarantee

        During 1999, the Company guaranteed the construction financing debt of a partnership in which the company is a limited partner. The total amount of the loan commitment is $11.5 million, of which $11.1 million was funded as of December 31, 2000.

 (10)   RELATED PARTY TRANSACTIONS

        Certain of the Company's Directors are officers, directors or owners of business entities with which the Company transacts business. Balances with these business entities and other related parties included in the accompanying consolidated balance sheets are as follows:

                                                                 2000           1999
                                                              ----------     ----------
         Marketable equity securities                         $2,725,000     $5,051,000
         Other investments                                     7,182,000      3,017,000
         Premiums, claims and other receivables                  435,000      3,347,000
         Notes payable                                         4,633,000      7,546,000

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(10)    RELATED PARTY TRANSACTIONS, CONTINUED

        Transactions with these business entities and other related parties included in the accompanying consolidated statements of earnings are as follows:

                                                                             2000                 1999                 1998
                                                                      -------------------- -------------------- --------------------
         Gross earned premium                                           $         --         $         --         $     1,716,000
         Ceded earned premium                                                     --                   --              14,543,000
         Commission income                                                        --                   --               1,544,000
         Investment income                                                      112,000              206,000               64,000
         Net realized investment loss                                        (5,067,000)          (4,521,000)               --
         Other operating income                                                  89,000            5,221,000              968,000
         Gross loss and loss adjustment expense                                   --                   --               3,282,000
         Ceded loss and loss adjustment expense                                   --                   --              37,107,000
         Other operating expense                                                757,000              578,000              840,000
         Interest expense                                                        74,000              418,000              177,000

        The Company has committed to invest $5.0 million in an investment partnership managed by a related party. As of December 31, 2000, $3.4 million had been invested under this commitment. In 1998, HC bought an office building to be occupied by the Company from a partnership in which an officer and Director was a partner. The purchase price of $6.0 million was based upon independent appraisal.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(11)    EMPLOYEE BENEFIT PLANS

        The Company has a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code which covers substantially all of the employees residing in the United States who meet specified service requirements. The contributions are discretionary and are determined by management as of the beginning of each calendar year. The Company currently matches each employee's contribution to the 401(k) plan up to 6% of the employee's salary. Employees of the Company who reside outside the United States receive comparable benefits under different plans. The Company contributed $3.2 million, $3.1 million, and $1.7 million to the plans for the years ended December 31, 2000, 1999 and 1998, respectively, which is included in compensation expense in the accompanying consolidated statements of earnings.

(12)    SHAREHOLDERS' EQUITY

        Under the Texas Insurance Code, HC and USSIC must each maintain minimum statutory capital of $1.0 million and minimum statutory surplus of $1.0 million, and can only pay dividends out of statutory surplus funds. In addition, they are limited in the amount of dividends which they may pay in any twelve-month period, without prior regulatory approval, to the greater of statutory net income for the prior calendar year or ten percent (10%) of statutory policyholders' surplus as of the prior calendar year end. During 2001, HC's and USSIC's ordinary dividend capacities will be approximately $23.1 million and $10.6 million, respectively.

        AIC is limited by the State of Maryland in the amount of dividends which it may pay in any twelve-month period, without prior regulatory approval, to the lesser of statutory net income for the prior calendar year or ten percent (10%) of statutory policyholders' surplus as of the prior year end. During 2001, AIC's ordinary dividend capacity will be approximately $8.6 million.

        HCCL is limited by the laws of the State of Indiana in the amount of dividends it may pay in any twelve-month period, without prior regulatory approval, to the greater of net gain from operations for the prior calendar year or ten percent (10%) of statutory capital and surplus as of the prior year end. During 2001, HCCL's ordinary dividend capacity will be approximately $6.3 million.

        As of December 31, 2000, all of the domestic insurance company subsidiaries total adjusted capital is significantly in excess of the NAIC authorized control level risk-based capital.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(12)    SHAREHOLDERS' EQUITY, CONTINUED

        The components of accumulated other comprehensive income (loss) are as follows:

                                                                                          Accumulated
                                                                        Unrealized          Other
                                                      Foreign Currency  Investment      Comprehensive
                                                        Translation     Gain (Loss)      Income (Loss)
                                                      ----------------  ------------    ------------
Balance December 31, 1997                               $   (306,000)   $  8,306,000    $  8,000,000
Net change for year                                         (344,000)      2,049,000       1,705,000
                                                        ------------    ------------    ------------
Balance December 31, 1998                                   (650,000)     10,355,000       9,705,000
Net change for year                                          167,000     (12,564,000)    (12,397,000)
                                                        ------------    ------------    ------------
Balance December 31, 1999                                   (483,000)     (2,209,000)     (2,692,000)
Net change for year                                         (172,000)      7,577,000       7,405,000
                                                        ------------    ------------    ------------
Balance December 31, 2000                               $   (655,000)   $  5,368,000    $  4,713,000
                                                        ============    ============    ============

(13)    STOCK OPTIONS

        The Company has five option plans, the 1994 Non-employee Director Stock Option Plan, the 1996 Non-employee Director Stock Option Plan, the 1992 Incentive Stock Option Plan, the 1995 Flexible Incentive Plan, and the 1997 Flexible Incentive Plan. All plans are administered by the Compensation Committee of the Board of Directors. Each option may be used to purchase one share of Common Stock of the Company. As of December 31, 2000, 6,149,243 shares of Common Stock were reserved for the exercise of options, of which 5,494,229 shares were reserved for options previously granted and 655,014 shares were reserved for future issuances of options.

        Options vest over a zero to five year period and expire four to ten years after grant date. All options have been granted at fixed exercise prices, generally at the market price of the Company's Common Stock on the grant date. Any excess of the market price on the grant date over the exercise price is recognized as compensation expense in the accompanying consolidated financial statements. If the fair value method of valuing compensation related to options would have been used, pro forma net earnings and pro forma diluted earnings per share would have been $50.8 million, or $0.98 per share, for the year ended December 31, 2000; $22.2 million, or $0.44 per share, for the year ended December 31, 1999; and $66.2 million, or $1.33 per share, for the year ended December 31, 1998. The fair value of each option grant was estimated on the grant date using the Black-Scholes single option pricing model with the following weighted average assumptions: a) risk free interest rate of 6.4% for 2000, 5.7% for 1999 and 5.3% for 1998, b) expected volatility factor of .3, c) dividend yield of 0.89% for 2000, 1.52% for 1999 and 0.91% for 1998, and d) expected option life of four years for 2000 and 1999, and five years for 1998. The average fair value of options granted during the years ended December 31, 2000, 1999 and 1998 was $4.51, $4.16 and $5.23, respectively.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(13)    STOCK OPTIONS, CONTINUED

        The following table provides an analysis of stock option activity during the three years ended December 31, 2000:

                                                2000                           1999                         1998
                                    -----------------------------   --------------------------   ----------------------------
                                                      Average                      Average                       Average
                                        Number        Exercise        Number       Exercise         Number       Exercise
                                      of Shares        Price         of Shares      Price         of Shares       Price
                                    -------------   -------------   -----------  -------------   -----------    -------------
Outstanding, beginning of year         5,470,008    $       16.08    5,459,766    $       16.73    3,508,226    $       16.22

Granted at market value                1,745,000            13.59    1,869,600                     2,779,500            17.01

Forfeitures and expirations             (434,242)           18.32   (1,327,243)           18.36     (192,462)           21.48

Exercised                             (1,286,537)           14.34     (532,115)            7.88     (635,498)           14.05
                                    ------------    -------------   ----------    -------------   ----------    -------------

OUTSTANDING, END OF YEAR               5,494,229    $       15.54    5,470,008    $       16.08    5,459,766    $       16.73
                                    ============    =============   ==========    =============   ==========    =============

EXERCISABLE, END OF YEAR               2,716,705    $       16.59    2,982,872    $       16.84    2,792,707    $       15.92
                                    ============    =============   ==========    =============   ==========    =============

        Options outstanding and exerciseable as of December 31, 2000 are shown on the following schedule:

                                       Options Outstanding            Options Exercisable
                              -------------------------------------   ---------------------
                                                           Average
                                           Average        Remaining                 Average
Range of                     Number of     Remaining      Exercise     Number of   Exercise
Exercise Prices                Shares   Contractual Life    Price       Shares      Price
---------------             ----------- ---------------- ----------   ----------  ---------
Under $16.00                 2,614,400        4.80 years  $   11.53     952,454   $   11.41
$16.00-$16.99                1,434,546        3.51            16.45     821,319       16.46
Over $16.99                  1,445,283        5.30            21.88     942,932       21.94
                             ---------   ---------------  ---------   ---------   ---------

   TOTAL OPTIONS             5,494,229        4.59 years  $   15.54   2,716,705   $   16.59
                             =========   ===============  =========   =========   =========

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(14)    EARNINGS PER SHARE

        The following table provides reconciliation of the denominators used in the earnings per share calculations for the three years ended
        December 31, 2000:

                                                          2000            1999           1998
                                                      ------------    ------------    ------------
NET EARNINGS                                          $ 55,468,000    $ 26,572,000    $ 73,110,000
                                                      ============    ============    ============

Reconciliation of number of shares outstanding:

Shares of Common Stock outstanding at year end          51,342,000      49,836,000      49,249,000
Changes in Common Stock due to issuance                   (908,000)       (241,000)       (332,000)
Contingent shares to be issued                              39,000          49,000              --
Common Stock contractually issuable in the future          269,000         414,000              --
                                                      ------------    ------------    ------------

     Weighted average Common Stock outstanding          50,742,000      50,058,000      48,917,000

Additional dilutive effect of outstanding options
  (as determined by the application of the treasury
  stock method)                                            877,000         588,000       1,016,000
                                                      ------------    ------------    ------------

     WEIGHTED AVERAGE COMMON STOCK AND POTENTIAL
         COMMON STOCK OUTSTANDING                       51,619,000      50,646,000      49,933,000
                                                      ============    ============    ============

        As of December 31, 2000, there were approximately 1.5 million options that were not included in the computation of diluted earnings per share because to do so would have been antidilutive. As part of a 1999 purchase agreement, up to 378,000 shares of the Company's Common Stock are to be issued if certain conditions are met. Of these shares, 94,500 have been issued and 39,000 are included in the 2000 computation because the contingency had been partially met. The remainder of the contingent shares were not included in the earnings per share computation because the conditions for issuance of the remaining shares have not yet been met.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(15)    STATUTORY INFORMATION

        The Company's insurance company subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by domestic or foreign insurance regulatory authorities. The differences between statutory financial statements and financial statements prepared in accordance with GAAP vary between domestic and foreign jurisdictions. The principal differences are that for statutory financial statements deferred policy acquisition costs are not recognized, deferred income taxes are not recorded, bonds are generally carried at amortized cost, certain assets are non-admitted and charged directly to surplus, a liability for a provision for reinsurance is recorded and charged directly to surplus and insurance assets and liabilities are presented net of reinsurance. The Company's use of permitted statutory accounting practices does not have a significant impact on statutory surplus. Statutory policyholders' surplus, and net income for the three years ended December 31, 2000, after intercompany eliminations, of the Company's insurance company subsidiaries included in those companies' respective filings with regulatory authorities are as follows:

                                                                     2000                 1999                 1998
                                                                     ----                 ----                 ----
         Statutory policyholders' surplus                        $326,249,000         $315,474,000         $369,401,000
         Statutory net income (loss)                               13,749,000           (8,707,000)          53,162,000

        Statutory policyholders' surplus has been adversely affected by statutory adjustments for reinsurance recoverables which, although required statutorily, have no effect on net earnings or shareholders' equity. The statutory net loss for 1999 includes a $25.5 million loss, net of income tax, from the provision for reinsurance.

       The National Association of Insurance Commissioners adopted Statements of Statutory Accounting Principles in March, 1998 as a product of its attempt to codify statutory accounting principles. Although subject to adoption by the individual states, an effective date of January 1, 2001 was established for implementation of the statements. Prior to the codification project, a comprehensive guide to statutory accounting principles did not exist. Codification is new and will evolve over time. The cumulative effect of codification is expected to increase statutory policyholders' surplus of the Company's insurance company subsidiaries by approximately $6.0 million. The Company expects that the statutory surplus of its insurance company subsidiaries after adoption will continue to be in excess of their regulatory risk-based capital requirements.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(16)    OTHER INFORMATION

        Supplemental Cash Flow Information

        Supplemental cash flow information for the three years ended December 31, 2000, is summarized below:

                                                               2000                 1999                 1998
                                                            -----------          -----------          -----------
         Interest paid                                      $17,418,000          $13,694,000          $ 5,409,000
         Income tax paid                                     11,859,000           23,116,000           30,662,000
         Dividends declared but not paid at year end          3,557,000            2,442,000            1,930,000

        The unrealized gain or loss on securities available for sale, deferred taxes related thereto and the issuance of the Company's Common Stock for the purchase of subsidiaries are non-cash transactions which have been included as direct increases or decreases in shareholders' equity. The cumulative effect of accounting change due to the Company's adoption of SAB 101 is a non-cash charge to earnings.

        Restructuring

        As of December 31, 1999, the Company had accrued two separate restructuring liabilities, one relating to HCC's ongoing operations ("HCC Internal") and another relating to HCC's acquisition of Centris. Changes in the accruals between December 31, 1999 and December 31, 2000 are shown in the tables below:

        HCC Internal Restructuring

                       Accrued        Paid         2000         Accrued
                     at 12/31/99     in 2000    Adjustments   at 12/31/00
                     -----------   ----------   -----------   -----------
          Severance   $3,115,000   $3,115,000   $       --    $       --
          Other          911,000      292,000     (514,000)      105,000
                      ----------   ----------   ----------    ----------

              TOTAL   $4,026,000   $3,407,000   $ (514,000)   $  105,000
                      ==========   ==========   ==========    ==========

        During 2000, the Company determined that one of the leased offices scheduled to be closed would be retained. Therefore, the Company reversed $789,000 (included as a credit in other operating expenses) of the restructuring expense recorded during the fourth quarter of 1999, of which $514,000 was the reversal of the accrual for the future lease payments and $275,000 was the reversal of the write down of certain assets.

        Centris Restructuring

                                             Accrued       Paid         2000         Accrued
                                           at 12/31/99    in 2000     Adjustments  at 12/31/00
                                           -----------   ----------   -----------  ----------
Contractual executive severance
  accruals                                  $5,866,000   $6,027,000   $  166,000   $    5,000
Other severance accruals                       397,000      541,000      258,000      114,000
Lease obligation accruals                      848,000    1,004,000    1,196,000    1,040,000
                                            ----------   ----------   ----------   ----------

   TOTAL                                    $7,111,000   $7,572,000   $1,620,000   $1,159,000
                                            ==========   ==========   ==========   ==========

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(16)    OTHER INFORMATION, CONTINUED

        The adjustments in 2000 were recorded as management decided to take additional steps to integrate parts of the Centris operations.

        During the fourth quarter of 2000, the Company also recorded a restructuring charge and associated expenses of $1.5 million. A total of 26 employees were or will be terminated as a result of the Company's restructuring of certain underwriting agency operations and their integration into the Company's insurance company operations. The charges affected both segments and consisted of $557,000 accrued severance pay to be paid at various times throughout 2001 and $992,000 for the write down or write off of various impaired assets, primarily redundant computer software.

        Restructuring charges of $761,000 in 2000 and $5.5 million in 1999 are included in other operating expenses in the consolidated statements of earnings.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)

(17)    LIABILITY FOR UNPAID LOSS AND LOSS ADJUSTMENT EXPENSE

        The following table provides a reconciliation of the liability of loss and loss adjustment expense ("LAE"), for the three years ended December 31, 2000:

                                                         2000             1999            1998
                                                     -------------    -------------   -------------
Reserves for loss and LAE
  at beginning of the year                           $ 871,104,000    $ 460,511,000   $ 275,008,000
Less reinsurance recoverables                          597,498,000      341,599,000     155,374,000
                                                     -------------    -------------   -------------
  Net reserves at beginning of the year                273,606,000      118,912,000     119,634,000

Net reserve adjustments from acquisition
  and disposition of subsidiaries                          514,000       55,523,000       3,877,000

Effect on loss reserves of write off of ceded
  outstanding and IBNR reinsurance recoverables                 --       82,343,000              --

Provision for loss and LAE
  for claims occurring in the current year             208,055,000      105,036,000     105,895,000
Increase (decrease) in estimated loss and LAE
  for claims occurring in prior years                   (9,585,000)       4,614,000     (14,593,000)
                                                     -------------    -------------   -------------
  Incurred loss and LAE,
    net of reinsurance                                 198,470,000      109,650,000      91,302,000
                                                     -------------    -------------   -------------

Loss and LAE payments
  for claims occurring during:
Current year                                            76,725,000       36,770,000      47,126,000
Prior years                                            145,993,000       56,052,000      48,775,000
                                                     -------------    -------------   -------------

  Loss and LAE payments,
    net of reinsurance                                 222,718,000       92,822,000      95,901,000
                                                     -------------    -------------   -------------

Net reserves at end of the year                        249,872,000      273,606,000     118,912,000
Plus reinsurance recoverables                          694,245,000      597,498,000     341,599,000
                                                     -------------    -------------   -------------

         RESERVES FOR LOSS AND LAE
           AT END OF THE YEAR                        $ 944,117,000    $ 871,104,000   $ 460,511,000
                                                     =============    =============   =============

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(17)    LIABILITY FOR UNPAID LOSS AND LOSS ADJUSTMENT EXPENSE, CONTINUED

        During 2000, the Company had net loss and LAE redundancy of $9.6 million relating to prior year losses compared to a deficiency of $4.6 million in 1999 and a redundancy of $14.6 million in 1998. The deficiencies and redundancies in the reserves result from the Company's and its actuaries' continued review of its loss reserves and the increase or reduction of such reserves as losses are finally settled and claims exposures are reduced. The Company believes it has provided for all material net incurred losses.

        The Company has no material exposure to environmental pollution losses, as HC only began writing business in 1981 and policies issued by HC normally contain pollution exclusion clauses which limit pollution coverage to "sudden and accidental" losses only, thus excluding intentional (dumping) and seepage claims. Policies issued by AIC and USSIC, because of the types of risks incurred, principally general aviation, are not considered to have significant environmental exposures. Therefore, the Company should not experience any material development in reserves from environmental pollution claims.

                  HCC Insurance Holdings, Inc. and Subsidiaries

                                   ----------

                   Notes to Consolidated Financial Statements

                                   (continued)


(18) QUARTERLY FINANCIAL DATA (UNAUDITED; AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     Fourth Quarter          Third Quarter       Second Quarter           First Quarter
                                  -------------------    -------------------   -------------------   -----------------------
                                    2000       1999        2000       1999       2000       1999        2000          1999
                                  --------   --------    --------   --------   --------   --------   -----------    --------
Total revenue                     $110,170   $ 85,233    $120,539   $ 84,016   $120,947   $ 83,406   $   121,947    $ 92,910

Earnings (loss) before              13,135     (4,628)     17,762      9,480     13,180        649        13,404      21,071
  accounting change
Cumulative effect of accounting
  change                                --         --          --         --         --         --        (2,013)         --
                                  --------   --------    --------   --------   --------   --------   ------------   --------

Net earnings (loss)               $ 13,135   $ (4,628)   $ 17,762   $  9,480   $ 13,180   $    649   $    11,391    $ 21,071
                                  ========   ========    ========   ========   ========   ========   ============   ========

BASIC EARNINGS (LOSS) PER
SHARE DATA:

Earnings (loss) before
  accounting change               $   0.26   $  (0.09)   $   0.35   $   0.19   $   0.26   $   0.01   $      0.27    $   0.42
Cumulative effect of
  accounting change                     --         --          --         --         --         --         (0.04)         --
                                  --------   --------    --------   --------   --------   --------   ------------   --------

Earnings (loss) per share         $   0.26   $  (0.09)   $   0.35   $   0.19   $   0.26   $   0.01   $      0.23    $   0.42
                                  ========   ========    ========   ========   ========   ========   ============   ========

Weighted average shares
  outstanding                       51,181     50,190      50,739     50,127     50,525     49,948        50,400      49,761
                                  ========   ========    ========   ========   ========   ========   ============   ========

DILUTED EARNINGS (LOSS) PER
 SHARE DATA:

Earnings (loss) before
  accounting change               $   0.25   $  (0.09)   $   0.34   $   0.19   $   0.26   $   0.01   $      0.26    $   0.42
Cumulative effect of accounting
  change                                --         --          --         --         --         --         (0.04)         --
                                  --------   --------    --------   --------   --------   --------   ------------   --------

Earnings (loss) per share         $   0.25   $  (0.09)   $   0.34   $   0.19   $   0.26   $   0.01   $      0.22    $   0.42
                                  ========   ========    ========   ========   ========   ========   ============   ========

Weighted average shares
  outstanding                       52,530     50,190      52,037     50,863     51,083     50,968         50,706     50,541
                                  ========   ========    ========   ========   ========   ========   ============   ========

         During 1999, pre-tax provisions for reinsurance of $29.5 million and $14.0 million were recorded in the second quarter and fourth quarter, respectively. Also, during the fourth quarter of 1999, the Company recorded a pre-tax restructuring expense of $5.5 million. During the fourth quarter of 2000, the Company recorded a $4.4 million pre-tax increase in reserves of discontinued lines of business that were part of the 1999 Centris acquisition and a $1.5 million in pre-tax restructuring expense. The sum of the quarters earnings (loss) per share may not equal the annual amounts due to rounding.